UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 5, 2026, Strategy Inc (the “Company”) updated the vote tab on its website (the “Page”) with additional information regarding its 2026 Special Meeting of Shareholders (the "Special Meeting") and certain of the proposals to be presented for shareholder consideration. The Company made available on the Page an FAQ section. Images of the Page and the text of the FAQ section are set forth below as Annexes A and B respectively. A banner concerning the Special Meeting was updated at the top of each page of the Company’s website. The text of the banner is set forth below as Annex C.

Additionally, on October 5, 2026, the Company, made a post regarding the Special Meeting on its X account. A copy of that post is set forth below as Annex D.

Annex A

Charles Schwab

Fidelity Investments

Morgan Stanley

JPMorgan Securities

Robinhood

Interactive Brokers

Other Brokers

Frequently Asked Questions

Amendment

Voting

- What is being proposed?
- Why is Strategy making this change?
- Will my total annual dividend change?
- Will this affect my tax treatment?
- When would the first record date and payment date be in the new cadence?
- Do I need to do anything to receive daily payments?
- What happens if the amendment is not approved?
- Does this change any of my other rights as a preferred holder?
- Will daily dividends still be eligible for dividend reinvestment, or DRIP?

Additional Information and Where You Can Find It

Participant Information

Safe Harbor Statement: Forward-Looking Statements

Some of the information we provide on this page regarding the Company's future expectations, plans, and prospects, market opportunity, target trading value of our Variable Rate Series A Perpetual Stretch Preferred Stock, anticipated new timing of the dividend payments on our preferred stock and the expected benefits or impacts thereof, may constitute forward-looking statements. Actual results may differ materially from these forward-looking statements due to various important factors, including fluctuations in the price of Bitcoin, stockholder approval of the amended and restated certificates of designations for our preferred stock and the risk factors discussed in our "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 3, 2026 and the risks described in other filings that Strategy may make with the SEC. Except as required by law, the Company assumes no obligation to update these forward-looking statements, which speak only as of the date hereof.

Other Important Information

If approved, each calendar day would be a record date; the related dividend would be payable on the next following Business Day. Dividends are payable when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of funds legally available for payment. "Business Day" means any day other than a Saturday or Sunday or any day on which the Federal Reserve Bank of New York is authorized or required to be closed. In addition, the definition of "Business Day" is designed to provide the Company flexibility to accommodate the potential payment of dividends seven days a week in the future. See the applicable amended and restated certificate of designations appended to the Special Meeting definitive proxy statement for the complete definition, available here.

See Notes (strategy.com/notes) for important information

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Annex B

Frequently Asked Questions

Amendment

What is being proposed?

Strategy is proposing to pay daily dividends on all our U.S. listed preferred securities, with dividends accruing on every calendar day, including weekends and holidays, and paid on the next business day.

For STRC, this would mean moving from semi-monthly dividends to daily dividends.

For STRF, STRK, and STRD, this would mean moving from quarterly dividends to daily dividends.

Why is Strategy making this change?

The proposed change is intended to support price stability, including for STRC to trade closer to its $100 target price; dampen cyclicality through more frequent record and payment dates; drive liquidity by reducing timing considerations around entering and exiting positions; reduce reinvestment lag; improve market efficiency and grow demand by establishing the first global securities with calendar day accruals / dividends; and provide architecture to accommodate potential future developments in market infrastructure, including expanded or continuous trading.

Will my total annual dividend change?

No. The annualized dividend rate would not be affected by this amendment. You would simply receive smaller dividends more frequently (accruing for each calendar day and paid the next business day).

Will this affect my tax treatment?

The change in payment frequency does not change how preferred stock distributions are classified for U.S. federal income tax purposes. Please consult your tax advisor.

When would the first record date and payment date be in the new cadence?

For STRC: If approved, the first daily dividend record date would be November 1, 2026, with payment on November 2, 2026.

For STRF, STRK, and STRD: If approved, the first daily dividend record date would be January 1, 2027, with payment on January 4, 2027.

Do I need to do anything to receive daily payments?

No. If approved, the change would happen automatically. You would simply need to hold the applicable preferred security in accordance with the relevant dividend terms.

What happens if the amendment is not approved?

STRC would continue to pay dividends semi-monthly, as it does today. STRF, STRK, and STRD would continue to pay dividends quarterly, as they do today.

Does this change any of my other rights as a preferred holder?

No. The only change is how frequently dividends are paid and related changes to facilitate the more frequent payment schedule.

Will daily dividends still be eligible for divident reinvestment, or DRIP?

DRIP availability is determined by your broker. Please contact your broker to confirm whether they support reinvestment of daily dividend payments.

*******

Voting

Who is eligible to vote?

If you held MSTR (our common stock) as of September 25, 2026, you are eligible to vote on this change.

How can I access my control number?

Your control number can be found on your proxy card, in the Notice of Internet Availability of Proxy Materials, or in the voting instruction email sent by your broker. You can also contact your broker directly.

Can I vote outside of the U.S.?

Some brokers outside the U.S. may not support proxy voting for retail shareholders. Please contact your broker to determine if you are eligible to participate in U.S. meetings.

How do I know where my shares are held?

Check who sends your account or brokerage statements. This will indicate where your shares are held.

I have already voted, can I change my vote?

Yes. You can change your vote at any time before 11:59 p.m. EDT on October 27, 2026, by contacting your broker or submitting a new proxy at www.proxyvote.com or attending and voting online during the Special Meeting.

Annex C

Annex D

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2026 Special Meeting of Stockholders (the “Special Meeting”). On October 5, 2026, the Company began mailing the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting. Investors and securityholders are urged to read these documents, including the definitive proxy statement (and any amendments or supplements thereto), when they become available because they contain important information. You may obtain these documents (when they become available) free of charge on the SEC's website (www.sec.gov) or at the Company’s website (www.strategy.com) or by contacting the Company’s Investor Relations team by email (ir@strategy.com).

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by following the voting instructions set forth in the definitive proxy statement.

Participant Information

The Company and its directors and executive officers may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Special Meeting. Information about the compensation of the Company’s named executive officers and its non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation”, respectively, in the definitive proxy statement for the Company’s 2026 Annual Meeting of Stockholders filed with the SEC on April 28, 2026, available here. Information regarding the participants’ holdings of the Company’s securities and their direct or indirect interests, by security holdings or otherwise, can be found in the sections titled “Security Ownership of Certain Beneficial Owners and Management” and “Interests of Directors and Executive Officers” in the definitive proxy statement for the Special Meeting filed with the SEC on October 5, 2026, available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed changes to the terms of the Company’s 10.00% Series A Perpetual Strife Preferred Stock, Variable Rate Series A Perpetual Stretch Preferred Stock, 8.00% Series A Perpetual Strike Preferred Stock, and 10.00% Series A Perpetual Stride Preferred Stock and related potential benefits or impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.